$900,000.00

May 1, 2015

AMENDED AND RESTATED MASTER LOAN AGREEMENT AND PROMISSORY NOTE

WHEREAS, Fresh Medical Laboratories, Inc., a Delaware corporation (the “Maker”), has entered into a series of loan agreements and promissory notes with William A. Fresh, 176 North Emeraud Drive, St. George, Utah 84770 (the “Holder”), the most recent of which is that certain Revised Master Loan Agreement, dated May 1, 2012, in the original principal amount of $929,535.64 (the “2012 Note”).

WHEREAS, under the 2012 Note, just prior to the date hereof, the Maker owed accrued interest to the Holder in the amount of $249,347.90.

WHEREAS, the Maker and the Holder have agreed that the Maker will pay off, prior to the date hereof, all unpaid accrued interest under the 2012 Note plus $29,535.64 in principal under the 2012 Note, leaving outstanding principal in the amount of $900,000.00 outstanding under the 2012 Note.

WHEREAS, the Maker and the Holder have agreed to convert all obligations outstanding under the 2012 Note, as of the date hereof, into a new loan in the principal amount of $900,000.00 by entering into this Amended and Restated Master Loan Agreement and Promissory Note (this “Amended Note”) which is intended to satisfy all amounts outstanding under the 2012 Note pursuant to the terms set forth below.

NOW, THEREFORE, FOR VALUE RECEIVED, the Maker promises to pay Holder as follows:

1.

PRINCIPAL AND INTEREST.  Maker promises to pay the Holder or its order in lawful money of the United States of America the principal sum of $900,000.00 (Nine Hundred Thousand and NO/100 Dollars), together with interest on the unpaid principal balance from the date hereof until paid in full at the rate of ELEVEN AND 10/100 percent (11.1%) per annum.  Interest will be calculated based on a 365 day-year using the actual number of days elapsed divided by 365.  Maker will make the following payments to Holder on the following dates: (a) beginning on June 1, 2015 and continuing thereafter on the first day of each calendar month until the Amended Note shall have been paid in full, the amount of all accrued interest on the Amended Note as of such date and (b) so long as the Amended Note has not already been prepaid in full, on January 1, 2016 the lesser of (i) the amount of $250,000.00 (Two Hundred Fifty Thousand and NO/100 Dollars) and (ii) all remaining unpaid principal outstanding under this Amended Note. The Maturity Date of this Amended Note is April 30, 2017, on which date all unpaid principal, any accrued, but unpaid, interest hereunder shall be paid in full.

2.

PAYMENT.

a.

FORM AND PLACE OF PAYMENT.  All payments hereunder shall be due and payable to Holder, shall be in the form of a check made payable to “William Fresh” and delivered at the address listed above or at such other place as Holder may hereafter from time to time designate in writing in advance of any payment.

b.

APPLICATION OF PAYMENTS.  Except as set forth in the last sentence of Paragraph 1, payments hereunder, shall be applied first to accrued interest, and the balance, if any, to a reduction in principal.

c.

PREPAYMENT.  Maker may prepay the obligations under this Amended Note, including principal and accrued interest, at any time, in whole or in part, without penalty or premium.

3.

CANCELLATION.  Upon execution of this Amended Note, Holder does hereby certify that the 2012 Note is cancelled.  Upon execution of this Amended Note, Holder does hereby certify that any other promissory notes or loan obligations from Maker to William A. Fresh or affiliated entities entered into prior to the date hereof are cancelled.

4.

EVENTS OF DEFAULT.  Each of the following shall be an event of default under this Amended Note (an “Event of Default”).

a.

Failure by the Maker to make any payment of principal or interest due under this Amended Note within five business days of the due date thereof.

b.

Filing by Maker of a voluntary or involuntary petition in bankruptcy or a voluntary petition seeking reorganization, adjustment, readjustment of debts or any other relief under the United States Bankruptcy Code as amended or any insolvency act or law, state or federal, now or hereafter existing.

c.

All or any substantial part or the property of Maker shall be condemned, seized or otherwise appropriated or custody or control of such property shall be assumed by any governmental agency or any court of competent jurisdiction and shall be retained for a period of 30 days.

5.

REMEDIES.  If an Event of Default shall occur, time being of the essence, and upon notice from Holder to Maker, then Holder may at any time at Holder’s option accelerate the indebtedness and declare the entire principal of the Loan then remaining unpaid to be due and payable.  Upon acceleration of indebtedness by reason of an Event of Default, payment hereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Holder in this Amended Note, or as may otherwise be available to the Holder at law, in equity or otherwise.  Any forbearance, failure or delay by Holder to exercise its rights under this Amended Note, including the rights set forth in this Section 5, shall not be deemed a waiver of such right or remedy in the future, nor shall any single or partial exercise of any rights or remedy preclude the further exercise of such right or remedy.  Moreover, no extension of time for the payment of this Amended Note or any portion hereof, and no alteration, amendment or waiver of any provision of this Amended Note made by agreement between Holder and any person or party other than Holder shall release, modify, amend, waive, extend, change, discharge, terminate, or affect the liability of the Maker.

6.

GENERAL PROVISIONS.  This Amended Note shall be binding upon the Maker, its successors and assigns and may not be assigned by any party hereto without the prior written consent of the other parties hereto.  This Amended Note shall be governed by the construed and interpreted in accordance with the laws of the State of Utah, without giving effect to any principles of conflicts of laws.  Time is of the essence hereof.  This Amended Note may be disclosed by the Maker as required in the conduct of the business of the Maker, including, but not limited to, the United States Securities and Exchange Commission reporting disclosures and related documents.

7.

ENTIRE AGREEMENT IN WRITING.  This Amended Note may not be contradicted by evidence of any alleged oral agreement.  Neither this Amended Note nor any provision hereof may be amended, altered, modified, changed, waiver, discharged or terminated, except by an instrument in writing signed by the parties.

[Signature Page Follows]

DATED as of the date first above written.

FRESH MEDICAL LABORATORIES, INC.,

a Delaware corporation  (“Maker”)

By: /s/ Steven C. Eror

Name:

Steven C. Eror

Title:

President

Accepted and agreed to:

WILLIAM A. FRESH,

an individual (“Holder”)

/s/ William A. Fresh

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